Exhibit 10.1

AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

THIS AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT dated effective as of June 5, 2013 (the “Agreement”) is entered into by and among AEGEA, LLC., a Delaware limited liability company (“AEGEA”) and its members listed on the Signature Page to this Agreement (the “AEGEA Members”), all of whom maintain their business address at 772 U.S. Highway One, Suite 200, North Palm Beach, FL 33408 and Forever Valuable Collectibles, Inc., a Colorado Corporation, located at 535 16th Street, Suite 820, Denver Colorado (“Forever Valuable”) and Energis Petroleum, LLC, a Florida limited liability company (“Energis”) and its members (the “Energis Members”), all of whom maintain their business address at c/o 772 U.S. Highway One, Suite 200, North Palm Beach, FL 33408. Except as otherwise provided herein, AEGEA, Forever Valuable and the AEGEA Members, are collectively referred to herein as the “Parties.”

WHEREAS, AEGEA, the AEGEA Members, Energis, the Energis Members and Forever Valuable entered into a Share Exchange Agreement effective as of March 30, 2013 (the “Original Agreement”); and now desire to amend and restate that agreement to reflect certain changes as set forth below;
WHEREAS, the AEGEA Members, Energis, the Energis Members and Forever Valuable have agreed that Energis and its members will not be acquired by Forever Valuable as contemplated by the Original Agreement and consequently shall not be a party to this Agreement;

WHEREAS, Forever Valuable agrees to acquire 100% of the issued and outstanding membership interests of AEGEA from the AEGEA Members in exchange for the issuance of 94,000,000 shares of Forever Valuable’s Common Stock, no par value (the “Common Stock”) (the “AEGEA Exchange” or “Exchange”) upon the terms, and subject to the conditions set forth in this Agreement;

WHEREAS, on the Closing Date, the AEGEA Members will become shareholders of Forever Valuable.

WHEREAS, it is intended that, for federal income tax purposes, the Exchange shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”);

WHEREAS, AEGEA and Forever Valuable desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

WHEREAS, the Board of Directors of Forever Valuable and the Managers of AEGEA deem it advisable and in the best interests of their respective constituents: (i) that the AEGEA Members acquire 94,000,000 shares of the common stock of Forever Valuable representing approximately 88.7% of the issued and outstanding common stock of Forever Valuable after giving effect to the issuance of these shares in exchange for Forever Valuable’s receipt of 100% of the membership interests of AEGEA, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties hereto make the following promises, covenants, representations, warranties and agreements:

1. Pre-Closing Actions of Forever Valuable.  Either prior to or immediately upon execution of this Agreement and prior to the Closing Date as set forth herein, Forever Valuable shall undertake the following actions:

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(a)           The Board of Directors of Forever Valuable shall unanimously approve and deliver to Lanham & Lanham, LLC (the "Escrow Agent") in escrow, resolutions with respect to: (i) approving the Exchange and the other actions set forth herein (collectively, the “Transactions”); (ii) increasing or directing the size of Forever Valuable’s Board of Directors (the “Board”) to be a number of members as determined by AEGEA; (iii) electing individuals selected by AEGEA to the Board, (iv) the current members of the Board tendering their resignations as officers and directors of Forever Valuable and its subsidiaries effective as of the Closing Date (v) an amendment to Forever Valuable’s Articles of Incorporation (the “Amendment”) increasing its authorized capital stock from 50,000,000 shares of common stock to 1,000,000,000 shares of common stock, $0.001 par value per share  (the “Common Stock”) and 100,000,000 shares of Undesignated Preferred Stock (“Preferred Stock”).

(b)           Forever Valuable shall prepare and deliver to counsel for AEGEA for review a Form 8-K filing and any amendments thereto (the “Form 8-K”), as required to be filed with the Securities and Exchange Commission (the “Commission”) in connection with the execution of this Agreement.

(c)           Forever Valuable shall take such actions as are required such that at Closing there shall be a total of 115,000,000 shares of Common Stock issued and outstanding after giving effect to the 94,000,000 shares to be issued to the AEGEA Members at Closing.

(d)           Forever Valuable shall issue and deliver to the Escrow Agent, a total of 94,000,000 shares of Common Stock of Forever Valuable (which at the time of Closing will reflect approximately 88.7% of the fully diluted issued and outstanding common stock of Forever Valuable) for delivery to the AEGEA Members, as of the Closing date, as directed by the recipient of such shares (the “Escrowed Forever Valuable Shares”).

(e)           Forever Valuable shall prepare and deliver to counsel for AEGEA for review, a Form 14-F filing to be filed with the Commission on the Closing date.

(f)           Forever Valuable shall deliver letters of resignation of Forever Valuable’s current officers and directors to be effective ten (10) days following the filing of the Form 14-F.

(g)           Forever Valuable shall use its reasonable best efforts to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby, including a Schedule 14C Information Statement or 14A Proxy Statement as to the amendment to the Articles of Amendment to Articles of Incorporation (the “Articles of Amendment”) as required to effectuate the terms and conditions of this Agreement and clear comments with the SEC as to same as may be required.

(h)           Forever Valuable shall deliver and file, subject to AEGEA’s approval, the Articles of Amendment to reflect the above actions.

(i)           Forever Valuable shall form one wholly owned subsidiary (the “Forever Valuable Subsidiary”) for the transfer of all current assets and operations of Forever Valuable as of the date of this Agreement (excluding the rights provided for in this Agreement).

2. Pre-Closing Actions of AEGEA.  Prior to the Closing Date as set forth herein, AEGEA shall undertake the following actions:

(a)           AEGEA shall cause its Board of Managers to execute and deliver resolutions approving the Transactions set forth herein.  AEGEA shall cause its members to execute and deliver resolutions approving the Transactions set forth herein.

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(b)           AEGEA shall begin an audit on its financial statements in accordance with US GAAP using a PCAOB qualified auditor.

3. Conditions to Closing.  The Parties' obligation to close the Transaction will be subject to specified conditions precedent including, but not limited to, the following:

(a)           The representations and warranties of AEGEA and Forever Valuable as set forth in Sections 6 and 7 herein, respectively, shall remain accurate as of the Closing Date and no material adverse change in the business of AEGEA shall have occurred.

(b)           All the documents necessary to be filed with local, state and federal authorities, including without limitation the Form 8-K, are prepared.

(c)           Forever Valuable shall have provided Board and Shareholder resolutions required to effectuate the new Board composition, the corporate name change and other Transactions described herein.

(d)           Forever Valuable shall retain its good standing as a publicly traded company quoted on the OTCBB under the symbol “FVBC" or such new symbol as FINRA may designate. There is no action or proceeding pending or, to Forever Valuable’s knowledge, threatened against Forever Valuable by The Financial Industry Regulatory Authority ("FINRA") or any other regulatory or self regulatory organization with respect to any intention by such entity to prohibit or terminate the quotation of Forever Valuable Common Stock on the OTCBB.

(e)           Forever Valuable shall be Depository Trust Company (“DTC”) eligible and listed in transferable status and shall not be subject to any DTC “chills” or “locks.”

(f)           Accuracy of Representations and Performance of Covenants.  The representations and warranties made by Forever Valuable in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, Forever Valuable shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Forever Valuable.

(g)           Officer’s Certificate.  The AEGEA Members shall have been furnished with a certificate dated as of the Closing Date and signed by a duly authorized executive officer of Forever Valuable stating that (i) the Forever Valuable’s representations and warranties contained herein are true and correct as of the Closing as though made at and as of the Closing, and (ii) the copies of Forever Valuable’s certificate of incorporation, as amended, and the Forever Valuable’s bylaws, both attached to the officer’s certificate, are true and correct copies of such documents

(h)           Good Standing.  The AEGEA Members shall have received a certificate of good standing from the Secretary of State of Colorado, dated as of a date within sixty days prior to the Closing Date certifying that Forever Valuable is in good standing as a corporation in the State of Colorado.

(i)            Forever Valuable shall be current in filing  all tax returns required and have paid all taxes reported as due thereon.

(j)           No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

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(k)           Approval by Forever Valuable Board of Directors.  The Transactions and this Agreement shall have been approved by the Board of Directors.

(l)           Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Forever Valuable after the Closing Date on the basis as presently operated shall have been obtained.

(m)           Shareholder Report.  The AEGEA Members shall receive from Forever Valuable, a shareholder’s report reflecting all of the issued and outstanding shares of the Common Stock which total shall not exceed 115,000,000 shares (exclusive of the 94,000,000 shares issuable hereunder) and there shall be no outstanding shares of Preferred Stock or other securities of Forever Valuable that are convertible into its Common Stock or Preferred Stock.

(n)           Other Items.  AEGEA shall have received a bleed-out letter from certain of the shareholders of Forever Valuable described below in the form attached hereto as Exhibit A (the “Bleed Out Letter”) and further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as the AEGEA Members may reasonably request.  The bleed-out shall be executed by the two shareholders owning collectively 9,000,000 shares of the Common Stock and shall prohibit said shareholders from selling their respective shares of the Company’s Common Stock as set forth in the Bleed Out Letter.

(o)           Forever Valuable shall have filed the Articles of Amendment set forth on Exhibit B attached hereto with the Colorado Secretary of State.

(p)           Forever Valuable shall have zero liabilities at closing, and all current vendors shall be paid in full as of the Closing Date, including, but not limited to, the transfer agent and SEC Edgar filing agent.

(q)           Forever Valuable shall have assumed any outstanding loans and obligations of AEGEA, including any loan transactions entered into after the execution of this Agreement and prior to Closing.

4. At and subsequent to the Closing.

(a)           The closing (“Closing” or “Closing Date”) of the transactions contemplated by this Agreement shall occur following completion of the conditions set forth in this Agreement. The Closing shall take place at a mutually agreeable time and place and is anticipated to close by no later than June 30, 2013.  At the Closing, Lanham & Lanham, LLC shall release from escrow letters of resignation and the Forever Valuable Board Resolutions effectuating the election of individuals selected by AEGEA to the Board of Directors.

(b)           At the Closing, Lanham & Lanham, LLC shall deliver the Escrowed Forever Valuable Shares to the AEGEA Members.

(c)           At the Closing, the existing officers of Forever Valuable shall resign and be replaced by those officers appointed by the new Board of Directors.

(d)           On or before the Closing, Forever Valuable will have changed its name to AEGEA, Inc.

(e)           Within four business days subsequent to the Closing, Forever Valuable will file the Form 8-K required for the transactions contemplated by this Agreement.

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5. Timing of Closing.  The Closing is anticipated to occur by June 30, 2013, but shall occur upon the satisfaction of the conditions set forth in this Agreement and upon instructions from the parties hereto to the Escrow Agent.  The Closing Date shall be mutually agreed upon by the parties, but shall occur as soon as possible after the satisfaction of the closing conditions set forth in this Agreement, unless the Escrow Agent receives instructions otherwise from all of the parties or notice from a party that the conditions set forth herein have not occurred.  In the event the Closing does not occur on or before June 30, 2013 or upon mutual written instructions from the Parties hereto, (a) the Escrow Agent shall return all documents and records of AEGEA and their members held in escrow to the respective owner of such property, including instruments of conveyance of the membership interests in AEGEA and (b) the Escrow Agent shall return the Escrowed Forever Valuable Shares to Forever Valuable.

6. Representations of AEGEA.  AEGEA represents and warrants as follows:

(a)           Authorized Membership Interest.  The AEGEA Members own all of the issued and outstanding Units of AEGEA as set forth in Exhibit D representing on a collective basis a 100% interest in AEGEA.  The issued and outstanding AEGEA Units are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

(b)           Organization of AEGEA; Authorization.  AEGEA is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. AEGEA is qualified to do business in the State of Florida.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of AEGEA; enforceable against it in accordance with its terms.  Other than its 100% ownership interest in Florida Heartland EB-5 Regional Center, LLC, a Delaware limited liability company, AEGEA has no subsidiaries.

 (c)           No Conflict as to AEGEA.  Neither the execution and delivery of this Agreement nor the consummation of the Transaction will (a) violate any provision of the membership agreement or by-laws (or other governing instrument) of AEGEA or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any encumbrance upon any property or assets of AEGEA under, any material agreement or commitment to which AEGEA is a party or by which its property or assets is bound, or to which any of the property or assets of AEGEA is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to AEGEA except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of AEGEA.

(d)           Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required to be made or obtained by AEGEA in connection with the execution, delivery and performance of this Agreement by AEGEA or the consummation of the Transaction.

(e)           Other Consents. Except for the consent of the AEGEA Members, no consent of any Person is required to be obtained by AEGEA to the execution, delivery and performance of this Agreement including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of AEGEA as a whole.

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(f)           Litigation.  There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental body pending or threatened in writing against or involving AEGEA which is likely to have a material adverse effect on the business or financial condition of AEGEA as a whole, or which questions or challenges the validity of this Agreement.  AEGEA is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of AEGEA as a whole.

(g)           Absence of Certain Changes. AEGEA has not suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition, or made any disposition of any of its material properties or assets other than in the ordinary course of business.

(h)           Compliance with Law. The operations of AEGEA have been conducted in accordance with all applicable laws and regulations of all governmental bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of AEGEA as a whole.  AEGEA has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations.  AEGEA has all material licenses, permits, orders or approvals from the governmental bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals.  All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

(i)          Title to Properties.  AEGEA owns the AEGEA Intellectual and Personal Property included on the list attached to this Agreement as Exhibit C (the “AEGEA Assets”).  The AEGEA Assets are free and clear of all liens and encumbrances except as set forth on Exhibit C. The properties and assets of AEGEA include all rights, properties and other assets necessary to permit AEGEA to conduct business in all material respects in the same manner as it is conducted on the date of this Agreement.

7. Representations of Forever Valuable. Forever Valuable for its respective rights and interests represents and warrants as follows:

(a)           Organization; Authorization.  Forever Valuable is a corporation duly organized, validly existing and in good standing under the laws of Colorado with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Forever Valuable and this Agreement constitutes a valid and binding obligation; enforceable against in accordance with its terms.  Forever Valuable has no subsidiaries.

(b)           Capitalization.  The authorized capital stock of Forever Valuable consists of 50,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, authorized.  As of the date of this Agreement, Forever Valuable has 12,012,600 shares of common stock issued and outstanding and no shares of its preferred stock.  No shares have otherwise been registered under state or federal securities laws.  As of the Closing Date, all of the issued and outstanding shares of common stock of Forever Valuable are validly issued, fully paid and non-assessable and, and as of the Closing Date there will not be outstanding, any warrants, options or other agreements on the part of Forever Valuable obligating Forever Valuable to issue any additional shares of common or preferred stock or any of its securities of any kind, except for such shares or securities called for in this Agreement.  The Common Stock of Forever Valuable is presently quoted on the over-the-counter bulletin board under the symbol “FVBC”.  Forever Valuable is current in all of its required filings with the U.S. Securities & Exchange Commission.  Forever Valuable is a not a “shell” corporation as defined by Rule 405 promulgated under the Securities Act of 1933, as amended.

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(c)  Subsidiaries and Predecessor Corporations. Forever Valuable does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

(d)  Financial Statements.

(i)           Included in Schedule 7(d) are the audited  balance sheets of Forever Valuable as of December 31, 2012 and the related audited statements of operations, stockholders’ equity and cash flows for the year then ended together with the notes to such statements and the opinion of Borgers & Cutler CPA’s PLLC independent registered public accounting firm with respect thereto.

(ii)           Included in the Forever Valuable Schedules are: unaudited (reviewed) balance sheets as of March 31, 2013 and the related unaudited (reviewed) statements of operations, stockholders’ equity and cash flows for the quarter ended on such dates and all such financial statements have been reviewed by  BF Borgers CPA PC.

(iii)           All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Forever Valuable balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Forever Valuable.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Forever Valuable had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Forever Valuable, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(iv)           Forever Valuable has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(v)           Forever Valuable has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.  In addition, all such tax returns are correct and complete in all material respects.  All taxes of Forever Valuable which are (A) shown as due on such tax returns, (B) otherwise due and payable or (C) claimed or asserted by any taxing authority to be due, have been paid, except for those taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Financial Statements in accordance with GAAP.  There are no liens for any taxes upon the assets of Forever Valuable, other than statutory liens for taxes not yet due and payable.  Forever Valuable does not know of any proposed or threatened tax claims or assessments.

(vi)           The books and records, financial and otherwise, of Forever Valuable are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(vii)           All of Forever Valuable’s assets are reflected on its financial statements, and, except as set forth in the Forever Valuable Schedules or the financial statements of Forever Valuable or the notes thereto, Forever Valuable has no liabilities, direct or indirect, matured or un-matured, contingent or otherwise.

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(e) Information.  The information concerning Forever Valuable set forth in this Agreement and the Forever Valuable Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, Forever Valuable has fully disclosed in writing to AEGEA (through this Agreement or the Forever Valuable Schedules) all information relating to matters involving Forever Valuable or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,500 liability , (ii) have led or may lead to a competitive disadvantage on the part of Forever Valuable or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on Forever Valuable, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

(f) Options or Warrants.  Except as set forth in Schedule 7(f), there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Forever Valuable relating to the issued or unissued capital stock of Forever Valuable (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of Forever Valuable) or obligating Forever Valuable to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, Forever Valuable.  There are no outstanding contractual obligations of Forever Valuable to repurchase, redeem or otherwise acquire any shares of Forever Valuable Common Stock of Forever Valuable or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

(g) Absence of Certain Changes or Events.  Since the date of the most recent Forever Valuable balance sheet included in the Forever Valuable Schedules:

(i)           except as reflected in an Forever Valuable SEC Report (as hereinafter defined) there has not been (A) any material adverse change in the business, operations, properties, assets or condition of Forever Valuable or (B) any damage, destruction or loss to Forever Valuable (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Forever Valuable;

(ii)           except as reflected in an Forever Valuable SEC Reports,  Forever Valuable has not (A) amended its certificate of incorporation or bylaws except as required by this Agreement; (B) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (C) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Forever Valuable; (D) made any material change in its method of management, operation, or accounting; (E) entered into any transactions or agreements other than in the ordinary course of business; (F) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (G) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000 ; or  (H) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

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(iii)           Forever Valuable has not (A) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (B) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (C) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Forever Valuable balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (D) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000 ), or cancelled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000 ); (E) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Forever Valuable; or (F) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(iv)           to its knowledge, Forever Valuable has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Forever Valuable.

(h) Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of Forever Valuable after reasonable investigation, threatened by or against Forever Valuable or affecting Forever Valuable or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Schedule 7(h).  Forever Valuable has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

(i)  Contracts.

(i)           Forever Valuable is not a party to, and its assets, products, technology and properties are not bound by, any leases, contract, franchise, license agreement, agreement, debt instrument, obligation, arrangement, understanding or other commitments whether such agreement is in writing or oral (“Contract(s)”);

(ii)           Forever Valuable is not a party to or bound by, and the properties of Forever Valuable are not subject to any Contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(iii)           Forever Valuable is not a party to any oral or written (A) contract for the employment of any officer or employee; (B) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (C) agreement, contract, or indenture relating to the borrowing of money, (D) guaranty of any obligation, (E) collective bargaining agreement; or (F) agreement with any present or former officer or director of Forever Valuable.

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(j)  Compliance With Laws and Regulations.  Forever Valuable has complied with all United States federal, state, local and any applicable foreign statutes, laws, rules, regulations, ordinances, codes, orders, judgments, decrees and all other applicable requirements or rules of law to which it is subject (a “Law”). Forever Valuable has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations.  Forever Valuable has all material licenses, permits, orders or approvals from all appropriate governmental bodies required for the conduct of their businesses, and is not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

(k)  Approval of Agreement.  The Board of Directors of Forever Valuable has authorized the execution and delivery of this Agreement by Forever Valuable and has approved this Agreement and the transactions contemplated hereby.

(l)  Material Transactions or Affiliations.  Except as disclosed herein and in Schedule 7(l) attached hereto, there exists no contract, agreement or arrangement between Forever Valuable and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Forever Valuable to own beneficially, 5% or more of the issued and outstanding common stock of Forever Valuable and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% Shareholders of Forever Valuable has, or has had since inception of Forever Valuable, any known interest, direct or indirect, in any such transaction with Forever Valuable which was material to the business of Forever Valuable.  Forever Valuable has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated persons.

(m)           No Conflict as to Forever Valuable.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (i) violate any provision of the articles of incorporation  or bylaws of Forever Valuable or (ii) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any encumbrance upon any property or assets of any of Forever Valuable under, any material agreement or commitment to which any of Forever Valuable, is a party or by which any of its property or assets is bound, or to which any of the property or assets of any of Forever Valuable is subject, or (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to Forever Valuable except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (ii) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of  Forever Valuable, taken as a whole.

(n)           Consents and Approvals of Governmental Authorities. Except with respect to a Form 8-K filing with the U.S. Securities & Exchange Commission, as well as a Schedule 14C Information Statement to amend Forever Valuable’s articles of incorporation to complete a change of its corporate name and authorize additional stock as contemplated in this Agreement, no consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required to be made or obtained by Forever Valuable in connection with the execution, delivery and performance of this Agreement by Forever Valuable or the consummation of the transactions contemplated herein.

(o)           Other Consents. No consent of any person is required to be obtained by Forever Valuable to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of Forever Valuable.

Exhibit 10.1 - Page 10

(p) Bank Accounts; Power of Attorney.  Set forth in Schedule 7(p) is a true and complete list of (i) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Forever Valuable within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Forever Valuable, (ii) all safe deposit boxes and other similar custodial arrangements maintained by Forever Valuable within the past twelve (12) months, (iii) the check ledger for the last 12 months, and (iv) the names of all persons holding powers of attorney from Forever Valuable or who are otherwise authorized to act on behalf of Forever Valuable with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

(q) SEC Filings; Financial Statements.

(j) Forever Valuable has made available to AEGEA and its members, a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by Forever Valuable with the SEC since its initial filing on January 30, 2008(the “Forever Valuable SEC Reports”), which are all the forms, reports and documents filed by Forever Valuable with the SEC from January 30, 2008 to the date of this Agreement. As of their respective dates, the Forever Valuable SEC Reports: (A) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Forever Valuable SEC Reports, and (B) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)  Each set of financial statements (including, in each case, any related notes thereto) contained in the Forever Valuable SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of Forever Valuable at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse effect on Forever Valuable taken as a whole.

(r)           Insurance Policies.   Forever Valuable has not received notice of any pending or threatened cancellation (retroactive or otherwise) with respect to any of the insurance policies in force naming Forever Valuable, any of its employees thereof as an insured or beneficiary or as a loss payable payee and Forever Valuable is in compliance in all material respects with all conditions contained therein.  There are no pending claims against such insurance policies by Forever Valuable as to which insurers are defending under reservation of rights or have denied liability, and there exists no claim under such insurance policies that has not been properly filed by Forever Valuable.  Set forth on Schedule 7(r) is a list of all of Forever Valuable’s insurance policies.

(s)  Employee Benefit Plans and Agreements.  Forever Valuable has no deferred compensation, pension, profit-sharing and retirement plans, or bonus, welfare, severance policies or programs or other “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), fringe benefit or stock option, stock ownership, stock appreciation, phantom stock or equity (or equity-based) plans, including individual contracts, severance agreements, employee agreements, consulting agreements with individuals, separation and change in control programs, agreements or arrangements, or employee retention agreements, providing the same or similar benefits, whether or not written, participated in or maintained by Forever Valuable or with respect to which contributions are made or obligations assumed by Forever Valuable in respect of Forever Valuable (including health, life insurance and other benefit plans maintained for former employees or retirees).

Exhibit 10.1 - Page 11

8. Access to Properties and Records.

(a) Forever Valuable and AEGEA will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Forever Valuable or AEGEA, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Forever Valuable or AEGEA, as the case may be, as the other shall from time to time reasonably request.  Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

(b) Delivery of Books and Records.  At the Closing, Forever Valuable shall deliver to AEGEA, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Forever Valuable now in the possession of Forever Valuable or its representatives.

9.  Indemnification.

(a)           AEGEA hereby agrees to indemnify Forever Valuable and each of the officers, agents and directors of Forever Valuable as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b)           Forever Valuable agrees to indemnify and hold harmless AEGEA and each of its officers, agents, managers and members of AEGEA as of the date of execution of this Agreement (the “AEGEA Indemnitees”) against any Liabilities incurred or suffered by the AEGEA Indemnitees.  For this purpose, “Liabilities” shall mean all suits, proceedings, claims, expenses, losses, costs, liabilities, judgments, deficiencies, assessments, actions, investigations, penalties, fines, settlements, interest and damages (including reasonable attorneys' fees and expenses), whether suit is  instituted or not and, if instituted, whether at any trial or appellate level, and whether raised by the parties hereto or a third party, incurred or suffered by the AEGEA Indemnitees or any of them arising from, in connection with or as a result of (i) any false or inaccurate representation or warranty made by or on behalf of Forever Valuable in or pursuant to this Agreement; (ii) any default or breach in the performance of any of the covenants or agreements made by Forever Valuable in or pursuant to this Agreement; (iii) the operation of Forever Valuable’s business prior to the Closing; (iv) any obligation or liability of Forever Valuable which is not included in Forever Valuable’s Financial Statements (v) any breach of the contracts prior to the Closing; and (vi) any Liabilities arising out of the claims of creditors of Forever Valuable or any party claiming by, through or under such creditor, including, but not limited to, any bankruptcy trustee or debtor-in-possession.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

10.  Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of AEGEA, after the Closing Date, Forever Valuable shall use its reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of Forever Valuable occurring, reported or filed prior to the Closing, as may be necessary or required by Forever Valuable for the preparation of the reports that Forever Valuable is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing and any SEC comments relating thereto or any SEC inquiry thereof.

Exhibit 10.1 - Page 12

11.           Termination.  This Agreement may be terminated by AEGEA or Forever Valuable only in the event that Forever Valuable or AEGEA do not meet the conditions precedent set forth in this Agreement prior to June 1, 2013.  If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

12.           Notices.  Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

If to AEGEA:	AEGEA, LLC
772 U.S. Highway One, Suite 200
North Palm Beach, FL 33408
Attn:
Telephone:

With a copy to:

Laura Anthony, Esq.
Legal & Compliance, LLC
330 Clematis Street, Suite 217
West Palm Beach, FL 33401
Telephone: (561) 514-0936
Facsimile: (561) 514-08323

If to Forever Valuable:

With copy to:	Lanham & Lanham, LLC
28562 Oso Parkway, Unit D
Rancho Santa Margarita, CA
Telephone: (949) 933-1964
Facsimile: (949) 666-5006

With a copy to:

Jodi K. Stevens
535 16th Street, Suite 820
Denver, CO 80202
303-907-8844

13.           Successors.  This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of the parties.

14.           Choice of Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, and the parties submit to the exclusive jurisdiction of the courts of Colorado in respect of all disputes arising hereunder.

15.           Counterparts.  This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.

Exhibit 10.1 - Page 13

16.           Confidential Information.  Each of AEGEA and Forever Valuable hereby acknowledges and agrees that all information disclosed to each other whether written or oral, relating to the other’s business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information relating to the others business, marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, with regard to customers, unpublished list of names, and all information relating to order processing, pricing, cost and quotations, and any and all information relating to relationships with customers, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of such party (collectively “Confidential Information”).  Any disclosure of any Confidential Information by any party hereto, its employees, or representatives shall cause immediate, substantial, and irreparable harm and loss to the other.  Each party understands that the other desires to keep such Confidential Information in the strictest confidence, and that such party’s agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this agreement, and a condition that shall survive the termination of this Agreement.  Consequently, each party shall use Confidential Information for the sole purpose of performing its obligations as provided herein.

17.           Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

18.           Costs and Expenses.  Except as otherwise specifically set forth herein, each party will bear its own attorneys, brokers, investment bankers, agents, and finders employed by, such party.  The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the transactions contemplated herein which may be asserted by any person based on any agreement or arrangement for payment by the other party.

19.           Attorney’s Fees.  Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorney’s fees and costs.

20.           Finders.  AEGEA and Forever Valuable represents and warrants that there are no finders or other parties which have represented AEGEA or Forever Valuable in connection with this transaction which have not received appropriate compensation.

[SIGNATURE PAGES AND SCHEDULES TO FOLLOW]

Exhibit 10.1 - Page 14

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

For and on behalf of	AEGEA, LLC
A Delaware limited liability company

	By:	/s/ Keith Duffy

Chairman and Chief Executive Officer

For and on behalf of:	Energis Petroleum, LLC
a Florida limited liability company

	By:	/s/ Keith Duffy

	Name:	Keith Duffy
	Title:	Managing Member

For and on behalf of:	Forever Valuable Collectibles, Inc.
a Colorado corporation

	By:	/s/ Jodi Stevens
Jodi Stevens
Chief Executive Officer and Chief Financial Officer

SEE EXHIBITS D AND F FOR THE SIGNATURES OF THE AEGEA MEMBERS AND THE ENERGIS MEMBERS.

Exhibit 10.1 - Page 15

 EXHIBIT A

BLEED-OUT LETTER

Exhibit 10.1 - Page 16

EXHIBIT B

ARTICLES OF AMENDMENT

Exhibit 10.1 - Page 17

EXHIBIT C

AEGEA INTELLECTUAL AND PERSONAL PROPERTY

AEGEA Intellectual and Personal Property

1.
AEGEA Intellectual Property – Including AEGEA business plan, VIS (sports complex) business plan, financial models (Baker Leisure), development and construction budgets, village plans, economic study (Dr. Michael Evans), project plan (ITEC Entertainment), trademarks, logos, names, URLs, concepts, marketing materials, presentations, web site designs, movie characters and scripts, etc.

2.
Business Development including the following:  Preliminary approvals received from the County related to the project were received as far back as 2010.  Since then there have been numerous discussions with county commissioners regarding the project.  Currently, we are working with Enterprise Florida under the State’s Department of Tourism on a series of benefits to the project including grants, tax abatements, tax incremental financing, impact fee abatement, and other incentives.

3.
Letter of Intent with World Development Group International regarding the equestrian village called AEGEA Equestrian World, planned to be an equestrian venue.  Definitive agreements are in the process of being drafted.

4.	Letter of Intent with Veres International Sport and Education Center for development of the sports and education complex, planned to be capable of hosting the Olympic games

5.	Letter of Intent with Crystal Lagoons, the Chilean water technology company, the first lagoons of this kind and size ever introduced to the U.S.

6.	Land purchase contracts.

Liens and Encumbrances

None.

Exhibit 10.1 - Page 18

EXHIBIT D

SIGNATURE PAGE, AEGEA MEMBERS

Signature and Name		% Ownership Of Aegea	No. and Type of Shares of Forever Valuable Collectibles, Inc

Sign:	/s/ Keith Duffy	30%	23,700,000
Name:	Keith Duffy

Sign:	/s/ Scott Duffy	30%	23,700,000
Name:	Scott Duffy

Sign:	/s/ Edison Godoy	11%	8,690,000
Name:	Edison Godoy

Sign:	/s/ Carran Schneider	20%	15,800,000
Name:	Carran Schneider

Sign:	/s/ Lou J. Fuoco	7%	5,530,000
Name:	SE Florida Ventures, LLC

Sign:	/s/ Nandor Veres	2%	1,580,000
Name:	Nandor Veres

Additional Shares to be Issued at Closing

Keith Duffy, or assignee	5,290,000

Carran Schneider, or assignee	2,600,000

Edison Godoy, or assignee	5,110,000

As instructed by Aegea, LLC	2,000,000

Exhibit 10.1 - Page 19

SIGNATURE PAGE, ENERGIS MEMBERS

Signature and Name

Sign:	/s/ Keith Duffy
Name:	Keith Duffy

Sign:	/s/ Scott Duffy
Name:	Scott Duffy

Exhibit 10.1 - Page 20

SCHEDULE 7(d)

FOREVER VALUABLE

FINANCIAL STATEMENTS

Please see Forever Valuable’s following reports filed with the Commission:

1. Form 10-K filed on March 22, 2013;

2. Form 10-K/A (Amendment No. 1) filed on March 29, 2013; and

3. Form 10-Q filed on May 15, 2013.

Exhibit 10.1 - Page 21

SCHEDULE 7(f)

FOREVER VALUABLE

OPTIONS AND WARRANTS

Upon closing there shall be no outstanding options or warrants to purchase Forever Valuable securities.

Exhibit 10.1 - Page 22

SCHEDULE 7(h)

FOREVER VALUABLE

PENDING OR THREATENED LITIGATION

None.

Exhibit 10.1 - Page 23

SCHEDULE 7(l)

FOREVER VALUABLE

MATERIAL TRANSACTIONS AND AFFILIATIONS

None.

Exhibit 10.1 - Page 24

SCHEDULE 7(p)

FOREVER VALUABLE

BANK ACCOUNTS, SIGNATORIES, ETC.

Community Banks of Colorado

Jodi Stevens

Exhibit 10.1 - Page 25

SCHEDULE 7(r)

FOREVER VALUABLE

INSURANCE POLICIES

None

Exhibit 10.1 - Page 26